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                                                                  Exhibit 10.11

                           LOAN MODIFICATION AGREEMENT

This LOAN MODIFICATION AGREEMENT is entered into as of November 31, 1998, by and between SILICON VALLEY BANK, a California-chartered bank with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02481, doing business under the name "Silicon Valley East" ("Bank"), and SONUS NETWORKS, INC., a Delaware corporation with its principal place of business at 5 Carlisle Road, Westford, Massachusetts 01886 ("Borrower").

                                    RECITALS

      Borrower has borrowed money from Bank pursuant to certain Existing Loan Documents, as defined below. In consideration of certain financial accommodations from Bank, and Borrower's continuing obligations under the Existing Loan Documents, Borrower and Bank agree as follows:

                                    AGREEMENT

      1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement dated March 6. 1998 providing for an equipment line of credit in the maximum principal amount of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100THS DOLLARS ($1,500,000) (the "Loan Agreement").

      Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

      2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured pursuant to the Loan Agreement. Hereinafter, the Loan Agreement, together with all other documents securing payment of the Indebtedness, shall be referred to as the "Existing Loan Documents."

      3. DESCRIPTION OF CHANGES IN TERMS.

      3.1 Modifications to Definitions. Section 1.1 of the Loan Agreement is hereby amended by substituting the following definitions for those set forth therein for the same terms, and in the case of new definitions, by adding those new definitions to that Section 1.1:

            "Advance" or "Advances" means a loan advance under the Committed Revolving Line.

            "Committed Revolving Line" means a credit extension of up to TWO HUNDRED THOUSAND AND NO/100THS Dollars ($200,000).

            "1998-2 Committed Equipment Line" means a credit extension of up to SEVEN HUNDRED FIFTY THOUSAND AND NO/100THS Dollars ($750,000); provided, however, that when and if (i) Bank receives Borrower's 1999 budget as approved by Borrower's Board of Directors, and (ii) Bank verifies, in its reasonable discretion, that the projections in that budget will be in compliance with Borrower's financial covenant set forth in Section 6.8 of this Agreement for all of calendar year 1999, then the 1998-2 Committed Equipment Line shall mean a credit extension of up to TWO MILLION AND NO/100THS Dollars ($2,000,000). Bank will notify Borrower of the results of its verification within ten (10) business days after receipt of Borrower's 1999 budget.

            "Credit Extension" means each Advance, Equipment Advance, Letter of Credit, or any other extension of credit by Bank for the benefit of Borrower hereunder.
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            "Equipment Advance" has the meaning set forth in Sections 2.1.1 and
            2.1.2, as applicable.

            "Letter of Credit" means a letter of credit or similar undertaking issued by Bank pursuant to Section 2.1.3.

            "Letter of Credit Reserve" has the meaning set forth in Section
            2.1.3.

            "Maturity Date" means June 5, 2003.

            "Revolving Maturity Date" means NOVEMBER 30, 1999.

      3.2 Addition of 1998-2 Equipment Line. Section 2.1.2 is hereby added to the Loan Agreement as follows:

            2.1.2  1998-2 Equipment Line.

            (a) In addition to any Equipment Advances made pursuant to Section
            2.1.1 of this Agreement, at any time from the date hereof through JUNE 30, 1999, Borrower may from time to time request advances from Bank in an aggregate amount not to exceed the lesser of the 1998-2 Committed Equipment Line or ONE MILLION FIVE HUNDRED THOUSAND AND NO/100THS DOLLARS ($1,500,000) to finance Equipment purchased after OCTOBER 1,1998 and prior to JULY 1, 1999.

            (b) In addition to any Equipment Advances made pursuant to Section
            2.1.1 of this Agreement, at any time after JUNE 30, 1999 through DECEMBER 31, 1999, Borrower may from time to time request advances from Bank in an aggregate amount not to exceed the 1998-2 Committed Equipment Line less any advances made under Section 2.1.2(a) of this Agreement, to finance Equipment purchased after JUNE 1, 1999 and prior to JANUARY 1, 2000.

            (c) The advances under Sections 2.1.2(a) and 2.1.2(b) of this Agreement (each an "Equipment Advance" and collectively, the "Equipment Advances") shall not exceed ONE HUNDRED Percent (100%) of the invoice amount of such equipment approved from time to time by Bank, excluding taxes, shipping, warranty charges, freight discounts and installation expense. Software may, however, constitute up to FIFTY percent (50%) of aggregate Equipment Advances. In order to be eligible for financing under the 1998-2 Committed Equipment Line, invoices must be submitted to Bank for financing within sixty (60) days of invoice date.

            (d) Interest shall accrue from the date of each Equipment Advance at the rate specified in Section 2.2(a), and shall be payable on the Payment Date of each month through the month in which the applicable Equipment Advance converts to a term loan as set forth in this
            Section 2.1.2(d). Any Equipment Advances made under Section 2.1.2(a) of this Agreement that are outstanding on JULY 1, 1999 will be payable in FORTY EIGHT (48) equal monthly installments of principal, plus all accrued interest, beginning on the Payment Date of each month commencing JULY 5, 1999 and with the last payment due on JUNE 5, 2003. Any Equipment Advances made under Section 2.1.2(b) of this Agreement that are outstanding on JANUARY 1, 2000 will be payable in FORTY TWO (42) equal monthly installments of principal, plus all accrued interest, beginning on the Payment Date of each month commencing JANUARY 5, 2000 and with the last payment due on JUNE 5, 2003. Equipment Advances may be prepaid without penalty. Equipment Advances, once repaid, may not be reborrowed.


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            (e) When Borrower desires to obtain an Equipment Advance under this
            Section 2.1.2, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time one (1) Business Day before the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit B. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice(s) for the Equipment to be financed.

      3.3 Addition of Committed Revolving Line. Section 2.1.3 is hereby added to the Loan Agreement as follows:

            2.1.3 Advances for Letters of Credit.

            (a) Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued Letters of Credit for the account of Borrower in an aggregate outstanding face amount not to exceed the Committed Revolving Line. Borrower's Letter of Credit reimbursement obligation shall be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. All Letters of Credit shall be in form and substance reasonably acceptable to Bank in its discretion and shall be subject to the terms and conditions of Bank's form of standard Application and Letter of Credit Agreement.

            (b) Borrower shall pay to Bank a one-time Facility Fee equal to ONE PERCENT (1.0%), of the face amount of each Letter of Credit when issued, which fee shall be fully earned and non-refundable upon such issuance.

            (c) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend, protect and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit.

            (d) Borrower may request that Bank issue a Letter of Credit payable in a currency other than United States Dollars. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

            (e) Upon the issuance of any Letter of Credit payable in a currency other than United States Dollars, Bank shall create a reserve under the Committed Revolving Line for letters of credit against fluctuations in currency exchange rates, in an amount equal to ten percent (10%) of the face amount of such Letter of Credit (the "Letter of Credit Reserve"). The amount of such Letter of Credit Reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Committed Revolving Line shall be reduced by the amount of such Letter of Credit Reserve for so long as such Letter of Credit remains outstanding.

            (f) The Committed Revolving Line shall terminate on the Revolving Maturity Date, at which time all Advances under this Section 2.1.3 and


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            other amounts due under this Agreement (except as otherwise expressly specified herein, including without limitation payments due under Sections 2.1.1 and 2.1.2 of this Agreement) shall be immediately due and payable.

      3.4 Modifications to Interest Rates. Section 2.2(a) of the Loan Agreement is hereby replaced in its entirety with the following:

            (a) Interest Rate. Except as set forth in Section 2.2(b), any Equipment Advances shall bear interest, on the average daily balance thereof, at a per annum rate equal to ONE-HALF (0.50) percentage points above the Prime Rate and any Advances shall bear interest, on the average daily balance thereof, at a per annum rate equal to the Prime Rate.

      3.5 Modifications to Tangible Net Worth Covenant. Section 6.8 of the Loan Agreement is hereby replaced in its entirety with the following:

            6.8 Tangible Net Worth. Borrower shall maintain, as of the last day of each calendar month a Tangible Net Worth of not less than the total of the outstanding principal amount of Equipment Advances, plus all accrued and unpaid interest arising from Equipment Advances plus TWO HUNDRED THOUSAND AND NO/100THS Dollars ($200,000).

      3.6 Modifications to Compliance Certificate. Exhibit C of the Loan Agreement is hereby replaced in its entirety with Exhibit C to this Agreement.

      4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described in this Loan Modification Agreement.

      5. NO DEFENSES OF BORROWER. Borrower agrees that as of this date, it has no defenses against any of the obligations to pay any amounts under the Indebtedness.

      6. CONTINUING VALIDITY. Borrower understands and agrees that (i) in modifying the Existing Loan Documents, Bank is relying upon Borrower's representations, warranties and agreements, as set forth in the Existing Loan Documents, (ii) except as expressly modified pursuant to this Loan Modification Agreement (including the effects of Section 4 hereof), the Existing Loan Documents remain unchanged and in full force and effect, (iii) Bank's agreement to modify the Existing Loan Documents pursuant to this Loan Modification Agreement shall in no way obligate Bank to make any future modifications to the Existing Loan Documents, (iv) it is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of the Existing Loan Documents, unless a party is expressly released by Bank in writing, (v) no maker, endorser or guarantor will be released by virtue of this Loan Modification Agreement, and
(vi) the terms of this Section 6 apply not only to this Loan Modification Agreement but also to all subsequent loan modification agreements, if any.

      7. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. The laws of the Commonwealth of Massachusetts shall apply to this Agreement. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS

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AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER
WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

      8. EFFECTIVENESS. This Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Agreement become effective until signed by an officer of Bank in California).

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument as of the date first set forth above.

"Borrower"                            "Bank"

SONUS NETWORKS, INC.                  SILICON VALLEY BANK, doing business
                                      as SILICON VALLEY EAST


By: /s/ Rubin Gruber                  By:
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    Rubin Gruber, President              Mark J. Pasculano, VP


                                      SILICON VALLEY BANK

                                      By:
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                                      Title:
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                                      (Signed in Santa Clara County, California)


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